Exhibit (s)(1)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeremy L. Radcliffe, John A. Blaisdell and John E. Price, each an officer of SALIENT ALTERNATIVE STRATEGIES I FUND (the “Fund”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-2, relating to the proposed establishment of the Fund, and any amendments to the Registration Statement, including pre- and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940; and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	OFFICE WITH THE FUND	DATE

/s/ Jonathan P. Carroll Jonathan P. Carroll	Trustee	January 15, 2013

/s/ Dr. Bernard A. Harris, Jr. Dr. Bernard A. Harris, Jr.	Trustee	January 15, 2013

/s/ Richard C. Johnson Richard C. Johnson	Trustee	January 15, 2013

/s/ G. Edward Powell G. Edward Powell	Trustee	January 15, 2013

/s/ Scott E. Schwinger Scott E. Schwinger	Trustee	January 15, 2013

/s/ Jeremy L. Radcliffe Jeremy L. Radcliffe	Trustee	January 15, 2013

/s/ Karin B. Bonding Karin B. Bonding	Trustee	January 15, 2013

/s/ John A. Blaisdell John A. Blaisdell	Trustee, Principal Executive Officer	January 15, 2013